Exhibit 99.1

Brightpoint The Global Leader Providing Unique Supply Chain Solutions to the Wireless Industry NASDAQ-GS Ticker: CELL

1 Forward-Looking Statements This presentation may contain information that includes or is based upon "forward- looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding the demand for wireless handsets, our ability to grow faster than the market, our ability to achieve efficiencies and our financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Brightpoint, Inc. ("Brightpoint") undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward- looking statements in this presentation should be evaluated together with the many uncertainties that affect Brightpoint's business, including those mentioned in the Risk Factors in Item 1A of Brightpoint's Form 10-K for the year ended December 31, 2009, and in any Risk Factors or cautionary statements contained in our periodic reports on Form 10-Q or current reports on Form 8-K, which we hereby incorporate by reference.

2 Brightpoint, Inc. Founded in 1989 and initial public offering in 1994 In 2009, Brightpoint handled 84 million devices (actual product value over $10 billion) In Q1 2010, Brightpoint handled 22.5 million devices (actual product value over $3 billion) World's #1 provider of unique and innovative supply chain solutions to the wireless industry Global platform - operations in 25 countries serving the Americas, EMEA, and APAC Customer base exceeds 100,000 points of sale Financially sound - strong balance sheet - ample liquidity

3 Investment Considerations Leading provider of unique and innovative supply chain solutions to the wireless technology industry Approximately 80% of the wireless devices handled - non- Brightpoint owned Wireless industry provides significant growth opportunities fueled by replacement cycle Long-term growth prospects and track record of outpacing the industry Positioned to benefit from smartphone adoption Global scale drives operating leverage Breadth and value of services expanding through continued focus on innovation Strong balance sheet enables growth and expansion

0 ¢ ¢ LATIN AMERICA (MIAMI) COLOMBIA ¢ SOUTH AFRICA ¢ AUSTRALIA ¢ ¢ NEW ZEALAND SINGAPORE ¢ HONG KONG ¢ ¢ UAE PORTUGAL ¢ SWITZERLAND ¢ ¢ SPAIN ¢ FINLAND INDIA ¢ ¢ SWEDEN ¢ GERMANY ¢ SLOVAKIA ¢ AUSTRIA ¢ ITALY NORWAY ¢ DENMARK ¢ UNITED KINGDOM ¢ BELGIUM ¢ ¢ NETHERLANDS Brightpoint Locations Operations in 26 countries Over 50 markets served Approximately 2,700 e mployees w orldwide ¢ GUATEMALA EL SALVADOR ¢ ¢ ¢ UNITED STATES 4

5 Growing Faster than the Industry.... Millions CAGR = 25 % Brightpoint Handsets Handled Global Industry Handset Sell-In CAGR = 10 % Millions * Brightpoint restructured operations during 2008 and 2009 * *

6 Wireless Device replacement cycle accelerating Accounts for approximately 65% of global shipments Strong subscriber growth in emerging markets Smartphone driving Market Share, ASPs & Margins Estimated at 20-25% of global units in 2010 versus 15-17% in 2009 Smartphones increasingly replacing digital music players among consumers Internet mobility driving demand for smartphones Multimedia and new advanced networks (3G) driving new product & demand Email / Video / Internet Search / Mapping and more... Compelling services over fast 3G networks will fuel end-user demand By 2011, 25-30% of all phones will be smartphones Wireless Market Drivers

7 Our Business... "...is the last mile in the wireless supply chain."

8 Unique and Innovative Supply Chain Solutions (Distribution)

9 Brightpoint Customers and Manufacturing Partners Over 30,000 B2B customers with more than 100,000 points of sale

Building Shareholder Value 10 Brightpoint Growth Strategy Geographic Expansion Expanding Product & Service Offerings Optimizing the Existing Global Business Utilizing Scale to Gain Efficiencies Greenfield or Acquisition Focus on Converged Devices

11 Investment Considerations Leading provider of unique and innovative supply chain solutions to the wireless technology industry 80% of the wireless devices handled - non-Brightpoint owned Wireless industry provides significant growth opportunities fueled by replacement cycle Long-term growth prospects and track record of outpacing the industry Positioned to benefit from smartphone adoption Global scale drives operating leverage Breadth and value of services expanding through continued focus on innovation Strong balance sheet enables growth and expansion

Q1 2010 Financial Appendix

Q1 2010 Financial Summary (Amounts in millions, except per share data) 1 - A change in presentation of Prepaid Airtime caused a decrease in Q1 10 revenue of $32.2 million and an increase in Gross Margin of 0.4% and a decrease in Q4 09 revenue of $21.5 million and an increase in Gross Margin of 0.3%. 2 - As-adjusted earnings per share (non-GAAP) excludes stock based compensation, amortization, impairment of long-lived assets and restructuring. Refer to slides 17 and 18 for reconciliations of Non-GAAP operating margin and earnings per share to their most comparable GAAP measures for all periods presented. 3 - Liquidity is equal to unrestricted cash plus unused borrowing availability. Q1 10 Q4 09 Q1 09 Wireless devices handled 22.5 24.1 18.6 Revenue1 $ 795.3 $ 904.5 $ 688.7 Gross Margin1 9.1% 9.0% 8.8% As-adjusted (Non-GAAP) 2 SG&A $ 53.4 $ 53.5 $ 48.6 Operating Margin 2.3% 3.0% 1.7% Income from Cont. Ops. Per Share $ 0.15 $ 0.22 $ 0.06 EBITDA (non-GAAP) $ 17.0 $ 31.9 $ 6.7 Return on Invested Capital (non-GAAP) 10% 9% 5% Return on Tangible Capital (non-GAAP) 37% 33% 22% Liquidity 3 $ 338.9 $ 426.2 $ 398.1 Cash conversion cycle (days) 11 6 15 13

Growth of Logistics (Non-owned) Acquisition of Dangaard in mid-2007 increased distribution (owned) handset mix in Q1 2008 when compared to Q1 2007 Growth of handsets handled through logistic services (non- owned) increased at a faster rate than growth of distribution (owned) handsets in Q1 10 when compared to Q1 09 Increase in logistic services (non-owned) due to an increase in demand for prepaid wireless subscriptions in the Americas as well as weaker economic conditions for distribution (owned) market 14

Operations Summary (Amounts in millions, except per share data) 1 - A change in presentation of Prepaid Airtime caused a decrease in Q1 10 revenue of $32.2 million and an increase in Gross Margin of 0.4% and a decrease in Q4 09 revenue of $21.5 million and an increase in Gross Margin of 0.3%. 2 - As-adjusted earnings per share (non-GAAP) excludes stock based compensation, amortization, impairment of long- lived assets and restructuring. 3 - Liquidity is equal to unrestricted cash plus unused borrowing availability. Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Wireless Devices Handled 19 20 21 19 19 22 24 23 Revenue1 $ 1,124 $ 1,147 $ 939 $ 689 $ 708 $ 866 $ 905 $ 795 Gross Margin1 7.4% 7.2% 7.9% 8.8% 8.5% 8.4% 9.0% 9.1% As-adjusted (non-GAAP) 2 SG&A $ 65 $ 57 $ 55 $ 49 $ 47 $ 52 $ 54 $ 53 Operating Margin 1.6% 2.2% 2.1% 1.7% 1.8% 2.5% 3.0% 2.3% Income from Cont. Ops. Per Share $ 0.14 $ 0.16 $ 0.13 $ 0.06 $ 0.11 $ 0.17 $ 0.22 $ 0.15 EBITDA (non-GAAP) $ 11 $ 24 $ 14 $ 7 $ 12 $ 17 $ 32 $ 17 ROIC from Operations (non-GAAP) 6% 5% 4% 5% 5% 6% 9% 10% ROTC from Operations (non-GAAP) 25% 25% 21% 22% 26% 27% 33% 37% Liquidity 3 $ 456 $ 455 $ 401 $ 398 $ 421 $ 423 $ 426 $ 339 Cash Conversion Cycle (days) 18 11 18 15 12 9 6 11 15

Balance Sheet Summary (Amounts in millions) Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Cash $ 113 $ 101 $ 57 $ 54 $ 77 $ 80 $ 81 $ 24 A/R 623 544 500 347 353 352 383 328 Inventory 385 313 290 208 192 183 213 186 Other Current Assets 63 66 61 63 68 72 77 71 Total Current Assets $ 1,184 $ 1,025 $ 908 $ 671 $ 691 $ 687 $ 754 $ 609 Fixed Assets 58 57 56 55 57 58 82 80 Goodwill and Intangibles 543 508 159 152 154 154 150 141 Other Non Current 34 37 23 20 17 33 28 20 Total Assets $ 1,819 $ 1,626 $ 1,146 $ 898 $ 919 $ 932 $ 1,014 $ 851 Current Liabilities $ 847 $ 762 $ 673 $ 478 $ 524 $ 509 $ 605 $ 478 Debt 244 186 176 138 96 99 97 125 Other Liabilities 53 54 47 43 40 44 35 31 Total Liabilities $ 1,144 $ 1,002 $ 896 $ 659 $ 660 $ 652 $ 737 $ 633 Equity 675 624 250 239 259 281 277 218 Total Liabilities & Equity $ 1,819 $ 1,626 $ 1,146 $ 898 $ 919 $ 932 $ 1,014 $ 851 16

Reconciliation of GAAP to non-GAAP

(Operating income, operating margin, and income from continuing operations; amounts in thousands)

	Q208	Q308	Q408	Q109	Q209	Q309	Q409	Q110
GAAP operating income (loss)	$ 8,568	$ 18,264	$ (318,110)	$ 1,218	$ 3,676	$ 12,591	$ 19,149	$ 10,499
Non-GAAP adjustments:								
Stock based compensation	1,772	1,574	1,566	1,685	1,632	1,531	1,549	3,210
Dangaard Telecom integration costs	-	-	-	-	-	-	-	-
Goodwill impairment charge	-	-	325,947	-	-	-	-	-
Impairment of long-lived assets	-	-	-	-	-	1,452	-	-
Amortization	4,710	4,553	3,936	3,648	3,801	3,994	4,024	3,808
Restructuring charge	2,969	795	6,059	5,086	3,735	1,886	2,706	1,130
As-adjusted (non-GAAP) operating income	$ 18,019	$ 25,186	$ 19,398	$ 11,637	$ 12,844	$ 21,454	$ 27,428	$ 18,647
GAAP operating margin	0.8%	1.6%	-27.3%	0.2%	0.5%	1.5%	2.1%	1.3%
Impact of above adjustments on operating margin	0.8%	0.6%	28.9%	1.5%	1.3%	1.0%	0.9%	1.0%
As-adjusted (non-GAAP) operating margin	1.6%	2.2%	1.7%	1.7%	1.8%	2.5%	3.0%	2.3%
GAAP income (loss) from continuing operations	$ 4,393	$ 8,548	$ (340,824)	$ (2,126)	$ 3,146	$ 18,419	$ 21,385	$ 4,726
Non-GAAP adjustments to operating income :	9,451	6,922	337,508	10,419	9,168	8,863	8,279	8,148
Additional non-GAAP adjustments to income from continuing operations:								
Gain on indemnification settlement	-	-	-	-	-	-	(7,700)	-
Income tax impact of the above	(2,465)	(2,122)	(3,784)	(3,104)	(2,977)	(2,959)	(2,516)	(2,350)
Discrete income tax items	-	-	18,015	-	-	(9,793)	(1,630)	809
As-adjusted (non-GAAP) income from continuing operations	$ 11,379	$ 13,348	$ 10,915	$ 5,189	$ 9,337	$ 14,530	$ 17,818	$ 11,333

BRIGHTPOINT
YOUR SUCCESS IS OUR BUSINESS

17

CREATIVE WIRELESS DISTRIBUTION | CUSTOMER COMMITMENT | CUSTOMIZED SERVICE

Reconciliation of GAAP to non-GAAP (income from continuing operations per diluted share and weighted average shares outstanding - diluted; amounts in thousands, except per share data) Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Income from continuing operations per diluted share $ 0.05 $ 0.11 $ (4.32) $ (0.03) $ 0.04 $ 0.22 $ 0.27 $ 0.07 Impact of non-GAAP adjustments on income from continuing operations per diluted share 0.09 0.05 4.45 0.09 0.07 (0.05) (0.05) 0.08 As-adjusted (non-GAAP) income from continuing operations per diluted share $ 0.14 $ 0.16 $ 0.13 $ 0.06 $ 0.11 $ 0.17 $ 0.22 $ 0.15 Weighted average shares outstanding - diluted 81,445 81,250 78,905 79,064 81,730 82,048 79,311 71,641 Shares presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense 825 1,118 671 547 1,963 1,833 1,458 1,856 Shares excluded from earnings per share calculation as they are anti-dilutive to earings per share - - 2,318 2,339 - - - - As-adjusted (non-GAAP) weighted average shares outstanding - diluted 82,270 82,368 81,894 81,950 83,693 83,881 80,769 73,497 18

Brightpoint The Global Leader Providing Unique Supply Chain Solutions to the Wireless Industry NASDAQ-GS Ticker: CELL